Exhibit 23





                       CONSENT OF INDEPENDENT AUDITORS




Securities and Exchange Commission
Washington, D.C.


     We hereby consent to the inclusion in this Annual Report on Form 10-KSB of our report dated February 11, 1999, except for Note 15 as to which the date is March 22, 1999, on our audit of the consolidated financial statements of South Branch Valley Bancorp, Inc. as of December 31, 1998 and 1997, appearing in Part II, Item 7 of the 1998 Form 10-KSB of South Branch Valley Bancorp, Inc.

                                         ARNETT & FOSTER,  P.L.L.C.

                                        /s/Arnett & Foster, P.L.L.C.


Charleston, West Virginia
March 30, 1999



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